UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 19, 2009

ALYST ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33563	20-5385199
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

233 East 69th Street, #6J New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

      (646) 290-6104
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01  Entry into a Material Definitive Agreement

On June 19, 2009, Alyst Acquisition Corp. (“Alyst” or the “Company”) entered into Amendment No. 3 (the “Amendment”) to the Agreement and Plan of Merger, dated as of August 13, 2008, as amended (the “Merger Agreement”), by and among the Company, China Networks Media Limited (“China Networks”), China Networks International Holdings Ltd. (“CNIH”), China Networks Merger Co. Ltd., MediaInv Ltd., Kerry Propper and Li Shuangqing.

Pursuant to the Amendment, the consideration to be received by the common shareholders of China Networks upon consummation of the Merger Agreement will not include any cash.  Prior to the Amendment, the Merger Agreement provided for the common shareholders of China Networks to receive a total of $10,000,000 in cash upon the closing.

In lieu of such cash consideration, the common shareholders of China Networks will receive as a group, one additional ordinary share of CNIH, the surviving corporation, for each share of the Company that upon or after the closing of the merger: (i) is converted into the right to receive proceeds of the trust account, or (ii) is repurchased pursuant to certain arrangements into which the Company has and will be entering into with its existing stockholders in order to secure a favorable vote at the pending Special Meeting of Stockholders.

Because each common share converted into cash or repurchased shall result in an additional share issued to the common shareholders of China Networks under the terms of the amended Merger Agreement, the Amendment will not increase the total number of ordinary shares of CNIH outstanding beyond the amount that would be outstanding if the Merger Agreement had been approved and no Alyst stockholders had converted their shares into cash or had their shares repurchased.

Assuming 95% of the publicly held shares of Alyst and CNIH are either converted into cash or repurchased after the closing of the Merger Agreement, 75.3% of the common shares of CNIH will be held by the former China Networks common shareholders; 7.7% will be held by the former preferred stockholders of China Networks; and 17.0% will be held by the former stockholders of Alyst.  Assuming 95% of the publicly held Alyst common shares are sold to CNIH or converted into cash, after consummation of the Merger Agreement the remaining Alyst public stockholders will retain 3.2% of the ordinary shares of CNIH.

This potential change in the post-merger stockholder base of CNIH would likely have the effect of altering the accounting for the merger from the forward acquisition by the Company of China Networks described in the Company's Definitive Proxy Statement/Prospectus filed with the Securities and Exchange Commission on May 29, 2009 (the “Proxy Statement/Prospectus”), to a reverse merger.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement, as amended by Amendment No. 1, Amendment No. 2 and the Amendment, is qualified in its entirety by reference to the full text of the Merger Agreement and Amendment No. 1 and Amendment No. 2 thereto, copies of which were attached as Annexes A, B and C, respectively, to the Proxy Statement/Prospectus, and the Amendment. On June 19, 2009, the Company issued a press release announcing the Amendment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Amendment No. 3 to the Merger Agreement, dated as of June 19, 2009, by and among the Company, China Networks, CNIH, China Networks Merger Co. Ltd., MediaInv Ltd., Kerry Propper and Li Shuangqing.
99.1	Press Release, dated June 19, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALYST ACQUISITION CORP.

	By:	/s/ Michael E. Weksel
Date: June 19, 2009	Name:	Michael E. Weksel
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Amendment No. 3 to the Merger Agreement, dated as of June 19, 2009, by and among the Company, China Networks, CNIH, China Networks Merger Co. Ltd., MediaInv Ltd., Kerry Propper and Li Shuangqing.
99.1	Press Release, dated June 19, 2009.